                                                                   EXHIBIT 99.1


                            MEN'S WEARHOUSE REPORTS
                  EARNINGS PER SHARE INCREASE OF 30.0 PERCENT,
                   BEFORE ONE-TIME AND EXTRAORDINARY CHARGES,
                     FOR THE NINE WEEKS ENDED APRIL 3, 1999


         (FREMONT, CA), April 26, 1999--The Men's Wearhouse (NASDAQ National Market System Symbol: SUIT) today announced results for the nine weeks ended April 3, 1999. The company said this interim release of earnings results is being made pursuant to the terms of its combination agreement with Moores Retail Group Inc. that closed on February 10, 1999.

         For the nine weeks ended April 3, 1999, pro forma net earnings before extraordinary item increased 47.8 percent to $5.1 million over net earnings of $3.4 million in the comparable period of fiscal 1998. Pro forma diluted earnings per share before extraordinary item were $.13 and $.10 in the 1999 and 1998 periods, respectively, an increase of 30 percent. The pro forma amounts are before one-time and extraordinary charges related to the merger with Moores Retail Group Inc. The company noted that the merger related one-time charges consist of investment banking fees, professional fees and the closing of overlapping stores and the extraordinary charge relates to the write off of deferred financing costs and prepayment penalties for the refinancing of Moores' indebtedness.

         As previously reported, for the nine weeks ended April 3, 1999, the company reported sales of $147.0 million, a 13.1 percent increase over sales of $130.0 million for the nine weeks ended April 3, 1998.

         "On the heels of an extraordinary 1998, in which diluted earnings per share grew 34.5 percent, we have now completed a major merger with Moores Retail Group Inc. and have announced agreement for another - K&G Men's Center," said David Edwab, president of the company. "We believe these transactions will support our ongoing strategy to be North America's leading specialty retailer of men's apparel as well as our efforts to maximize shareholder value," he continued.

         As of April 3, 1999, Men's Wearhouse operated 433 stores in 40 states, including 20 stores in the company's Value Priced Clothing division. This compares with 402 stores in 38 states, including 29 stores in the company's Value Priced Clothing division, at April 4, 1998. As of April 3, 1999, Moores operated 109 stores in Canada and six in the U.S., compared with 104 stores in Canada and eight in the U.S. at April 4, 1998.

         Founded in 1973, Men's Wearhouse is one of North America's largest specialty retailers of men's tailored business attire. The stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories. The company also operates the second largest manufacturing facility of men's suits and sport coats in Canada, with all production used to supply the Moores stores.

         For additional information on Men's Wearhouse, contact the company on the World Wide Web at www.menswearhouse.com.

         This press release contains forward looking information. The forward looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be significantly impacted by various factors, including unfavorable local, regional and national economic developments, severe weather conditions, aggressive advertising or marketing activities of competitors and other factors described herein and in the company's annual report on Form 10-K for the year ended January 30, 1999.


                                    # # # #

(See attached tables.)

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS


                            FOR THE TWO MONTHS ENDED
                        APRIL 3, 1999 AND APRIL 4, 1998
                     (In thousands, except per share data)

                                                                           TWO MONTHS ENDED
                                                      -----------------------------------------------------
                                                                ACTUAL                     PRO FORMA
                                                         1999           1998        1999 (1)        1998
                                                      ----------     ----------    ----------    ----------

Net sales                                             $  147,023     $  129,968    $  147,023    $  129,968
Cost of goods sold, including buying and
    occupancy costs                                       91,390         82,856        91,390        82,856
                                                      ----------     ----------    ----------    ----------
    Gross margin                                          55,633         47,112        55,633        47,112

Selling, general and administrative expenses              46,351         39,952        46,351        39,952

One-time transaction costs                                 5,552             --            --            --

Duplicative store closing costs                            2,933             --            --            --
                                                      ----------     ----------    ----------    ----------

Operating income                                             797          7,160         9,282         7,160

Interest expense, net                                        638          1,433           638         1,433
                                                      ----------     ----------    ----------    ----------

Earnings before income taxes                                 159          5,727         8,644         5,727

Provision for income taxes                                 2,035          2,289         3,563         2,289
                                                      ----------     ----------    ----------    ----------

Net earnings (loss) before extraordinary item             (1,876)         3,438    $    5,081    $    3,438
                                                                                   ==========    ==========

Extraordinary item - loss on early
    extinguishment of debt, net of tax effect              2,912             --
                                                      ----------     ----------

Net earnings (loss) after extraordinary item          $   (4,788)    $    3,438
                                                      ==========     ==========

Earnings (loss) per basic share:
    Income (loss) before extraordinary item           $    (0.05)    $     0.10    $     0.14    $     0.10
                                                                                   ==========    ==========
    Extraordinary item                                     (0.08)           --
                                                      ----------     ----------
    Net income (loss)                                 $    (0.13)    $     0.10
                                                      ==========     ==========

Earnings (loss) per diluted share:
    Income (loss) before extraordinary item           $    (0.05)    $     0.10    $     0.13    $     0.10
                                                                                   ==========    ==========
    Extraordinary item                                     (0.08)           --
                                                      ----------     ----------
    Net income (loss)                                 $    (0.13)    $     0.10
                                                      ==========     ==========

Weighted average shares outstanding:
    Basic                                                 37,372         35,642        37,372        35,642
                                                      ==========     ==========    ==========    ==========
    Diluted                                               38,071         38,816        38,071        38,816
                                                      ==========     ==========    ==========    ==========


(1) PRO FORMA EXCLUDES ONE-TIME TRANSACTION COSTS, DUPLICATIVE STORE CLOSING COSTS AND EXTRAORDINARY CHARGES ASSOCIATED WITH THE MERGER WITH MOORES RETAIL GROUP.